UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 30, 2021
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Form of Long-Term Performance Agreement
On June 30, 2021, the Compensation and Governance Committee (the “Committee”) of the Board of Directors of Kimball Electronics, Inc. (the “Company”) approved the form of award agreement for performance shares to be awarded for fiscal year 2022 which contains an amended performance share calculation used to determine the amount of shares to be earned by and issued to each participant (the “Amendment”). The Company awards performance shares to officers and other key employees, including each of our Named Executive Officers (the “NEOs”).
Previously, the Committee based its calculation on a combination of (1) a bonus percentage attainment component, which was the three-year average bonus percentage computed under the Company’s profit sharing incentive bonus plan, and (2) a growth attainment component, which was a comparison of the Company’s three-year compounded annual growth rate (“CAGR”) with the Electronics Manufacturing Services Industry’s three-year CAGR as determined by the Manufacturing Marketing Insider (“MMI”) Top 50 Index. The Committee amended the first component of the calculation to reflect a profitability attainment component that compares the Company’s actual operating income for the applicable fiscal years with the Company’s operating income plan for the applicable fiscal years as defined in the Company’s operating business plans. The Committee made no change to the second component.
The foregoing description is only a summary of the Amendment and is qualified in its entirety by reference to the Form of Long-Term Performance Share Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Executive Severance and Change in Control Plan
Effective July 1, 2021, the Company terminated the employment agreements (the “Previous Agreements”) with our executive officers, including each of our NEOs, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K on June 30, 2017. The Previous Agreements are superseded by the Kimball Electronics, Inc. Executive Severance and Change in Control Plan (the “Plan”).
The Plan is an unfunded employee welfare plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is not a qualified plan under the Internal Revenue Code. As an unfunded plan, all benefits are paid out of the general assets of the Company and no participant will have any greater claim to any asset than other general creditors. The Company has not set aside or held any funds in trust to secure the benefits offered to participants under the Plan.
The Plan also supersedes any individual employment agreement, plan, program, guidelines, policy, or arrangements in effect for the executive officer for whom the severance benefits would be provided. However, if a change in control occurs within one year following the effective date of July 1, 2021, any provisions contained in the Previous Agreements that are more beneficial to the executive officer than the terms of the Plan shall control.
The Plan provides for severance benefits, including salary continuation, health coverage, cash bonus payout, outstanding equity vesting, and outplacement benefits. The amount of the benefits vary by the executive’s position and whether the severance is a result of a termination due to a change in control as that event is defined by the Plan.

The foregoing description is only a summary of the Plan and is qualified in its entirety by reference to the Kimball Electronics, Inc. Executive Severance and Change in Control Plan included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Form of Long-Term Performance Share Award Agreement
10.2	Kimball Electronics, Inc. Executive Severance and Change in Control Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: July 6, 2021